UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

ANCHIANO THERAPEUTICS LTD.

(Exact name of registrant as specified in its charter)

State of Israel	001-38807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Building 600, Suite 6-106 Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (857) 259-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing five ordinary shares, no par value per share	ANCN	Nasdaq Capital Market
Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

*	Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2020, Anchiano Therapeutics Ltd. (the “Company”) announced the appointment of Stephen DiPalma as Chief Financial Officer of the Company, by agreement with Danforth Advisors, LLC (“Danforth”). Mr. DiPalma succeeds Jonathan Burgin, who is leaving the Company as part of the closure of the Company’s Israel offices and facilities, as approved by the Board of Directors of the Company and disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2020. Mr. Burgin’s stepping down as Chief Financial Officer became effective as of May 1, 2020. He will remain in the position of Chief Operating Officer until the closure of the Israeli offices and facilities are finalized on May 31, 2020. The Company also entered into a consulting agreement with Mr. Burgin, pursuant to which Mr. Burgin agreed to support the financial, accounting and treasury functions of the Company following his departure.

Mr. DiPalma, age 61, has served as a Managing Director at Danforth since April 2014, and has served as a Senior Financial Advisor to the Company by agreement with Danforth since 2018. Mr. DiPalma brings more than 30 years of experience in life sciences and healthcare. He has served as the Chief Financial Officer and finance lead for eight public companies prior to and since joining Danforth, and has served as Chief Financial Officer, Chief Operating Officer, Chief Executive Officer or Director of eight privately-held companies. In these roles Mr. DiPalma has managed finance, accounting, and a variety of additional corporate functions successfully. Mr. DiPalma received his M.B.A. from Babson College and his B.S. from the University of Massachusetts-Lowell.

The engagement of Mr. DiPalma through Danforth may be terminated at any time by the Company, upon sixty (60) days written notice.

Mr. DiPalma is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. DiPalma and any director or executive officer of the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On May 5, 2020, the Company issued a press release announcing the appointment of Mr. DiPalma as the Company’s Chief Financial Officer and departure of Mr. Burgin. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	Press Release dated May 5, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHIANO THERAPEUTICS LTD.

Date: May 5, 2020	By:	/s/ Dr. Frank G. Haluska
Name: Dr. Frank G. Haluska
Title: Chief Executive Officer